CREDIT AGREEMENT

DATED AS OF DECEMBER 31, 2012,

BUT MADE EFFECTIVE AS OF FEBRUARY 22, 2013,

BY AND BETWEEN

SOCIAL REALITY, INC., AS BORROWER,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,

AS LENDER

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of December 31, 2012 but made effective as of February 22, 2013 (the “Effective Date”), is executed by and between SOCIAL REALITY, INC., a Delaware corporation (the “Borrower”), and TCA GLOBAL CREDIT MASTER FUND, LP (“Lender”).

WHEREAS, Borrower has requested that Lender extend a revolving credit facility to Borrower of up to Five Million and No/100 Dollars ($5,000,000.00) for the purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrower of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Lender a first priority, perfected security interest in and lien upon all of Borrower’s existing and after-acquired personal and real property; and

WHEREAS, in connection with the loans and extensions of credit to be made by Lender pursuant to this Agreement, the officers and directors of the Borrower are willing to execute validity guarantees in favor of Lender in connection with the Borrower’s obligations under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.            DEFINITIONS.

1.1          Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)        “Account” shall mean, individually, and “Accounts” shall mean, collectively, any and all accounts (as such term is defined in the UCC) of the Borrower.

(b)        “Affiliate” (a) of Lender shall mean: (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of the Borrower shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with Borrower. With respect to an Affiliate of Lender or an Affiliate of Borrower, an entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity, whether by contract, ownership of voting securities, membership interests or otherwise.

(c)        “Agreement” shall mean this Credit Agreement by and between Borrower and Lender.

1

(d)        “Borrower” shall have the meaning given to such term in the preamble hereof.

(e)        “Borrowing Base Amount” shall mean, if the Reserve Amount has not been fully collected by Lender as of the date the Borrowing Base Amount is calculated, then an amount, expressed in Dollars, equal to eighty percent (80%) of the amount of funds then available and cleared in the Lock Box Account as of the date the Borrowing Base Amount is calculated, less the Reserve Amount, less any interest or fees then due and payable to Lender under this Agreement. If the Reserve Amount has been fully collected by Lender in the Lock Box Account as of the date the Borrowing Base Amount is calculated, then “Borrowing Base Amount” shall mean an amount, expressed in Dollars, equal to one hundred percent (100%) of the amount of funds then available and cleared in the Lock Box Account as of the date the Borrowing Base Amount is calculated, less the Reserve Amount, less any interest or fees then due and payable to Lender under this Agreement.

(f)         “Borrowing Base Certificate” shall mean a certificate delivered by Lender to Borrower from time to time in a form acceptable to Lender, pursuant to which the formula and calculation of the Borrowing Base Amount is made.

(g)        “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

(h)        “Capital Expenditures” shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(i)         “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheets of Borrower prepared in accordance with GAAP.

(j)         “Change in Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of Borrower, which results in any change in the identity of the individuals or entities previously in Control of Borrower or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling Borrower, which could result in a change in the identity of the individuals or entities previously in Control of Borrower.

(k)        “Closing Date” shall mean the date upon which the first Revolving Loan is initially funded.

(l)         “Collateral” shall mean, collectively, and whether now existing or hereafter arising, all assets which secure the Loans, including, without limitation, all existing and after-acquired tangible and intangible assets and property of the Borrower, including real property owned by the Borrower, with respect to which the Borrower grants to Lender a Lien under the terms of the Security Agreement and any of the other Loan Documents.

2

(m)       “Common Stock” shall mean the Class A common stock of the Borrower, par value $0.001 per share.

(n)        “Compliance Certificate” shall mean the covenant compliance certificate contemplated by Section 10.11 hereof, the form of which is attached hereto as Exhibit “A”.

(o)        “Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of Borrower and all such obligations and liabilities of Borrower incurred pursuant to any agreement, undertaking or arrangement by which Borrower either: (i) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertakes or agrees (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertakes or agrees otherwise to assure or insure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

(p)        “Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(q)        “Customer” shall mean any Person who is obligated to Borrower for any Receipts.

(r)         “Default Rate” shall mean a per annum rate of interest equal to the greater of: (i) Eighteen Percent (18%) per annum; or (ii) the highest rate permitted by applicable law.

3

(s)        “Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on Borrower’s financial statements and determined in accordance with GAAP.

(t)         “Dollars” or “$” means lawful currency of the United States of America.

(u)        “EBIDTA” shall mean, for any period, the sum of the following: (i) Net Income (excluding extraordinary and unusual items and income or loss attributable to a minority equity position in any affiliated corporation or Subsidiary) for such period; plus (ii) interest expense; plus (iii) income and franchise taxes payable or accrued; plus (iv) Depreciation for such period; plus (v) all other non-cash charges; plus (vi) management fees; plus (vii) costs, fees and expenses incurred in connection with, or otherwise associated with, the closing of the transaction contemplated by this Agreement; minus (viii) that portion of Net Income arising out of the sale of assets outside of the Ordinary Course of Business (to the extent not previously excluded under clause (i) of this definition), in each case to the extent included in determining Net Income for such period.

(v)        “Effective Date” shall have the meaning given to it in the preamble hereof.

(w)       “Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of Borrower described from time to time in the financial statements of Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by Borrower or to which Borrower is a party or may have any liability or by which Borrower is bound.

(x)        “Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower’s business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(y)        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(z)        “Event of Default” shall mean any of the events or conditions set forth in Section 12 hereof.

(aa)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

4

(bb)     “Funded Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination). Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

(cc)      “GAAP” shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(dd)     “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(ee)      “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

(ff)       “Interest Rate” shall mean a fixed rate of interest equal to Eighteen Percent (18%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(gg)     “Lender” shall have the meaning given to it in the preamble hereof.

(hh)     “Liabilities” shall mean, at all times, all liabilities of Borrower that would be shown as such on the balance sheets of Borrower prepared in accordance with GAAP.

5

(ii)        “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

(jj)        “Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

(kk)      “Loan Documents” shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof, and any other documents or instruments executed in connection with this Agreement or the Revolving Loans contemplated hereby, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(ll)        “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of Borrower; (ii) a material impairment of the ability of Borrower to perform any of its Obligations under any of the Loan Documents; (iii) a material adverse effect on: (A) any material portion of the Collateral; (B) the legality, validity, binding effect or enforceability against Borrower of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; or (D) the rights or remedies of Lender under any Loan Document; or (iv) a material adverse effect or impairment on the Lender’s ability to sell Facility Fee Shares or other shares of Borrower’s Common Stock issuable to Lender under any Loan Documents without limitation or restriction in the Principal Trading Market, to the extent caused as a direct result of any action or inaction by Borrower.

(mm)    “Material Contract” shall mean any contract or agreement to which Borrower is a party or by which Borrower or any of its assets are bound and which: (i) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from Borrower; (ii) involves delivery, purchase, licensing or provision, by or to Borrower, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of Borrower’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Borrower Lease; (iv) imposes any guaranty, surety or indemnification obligations on Borrower; or (v) prohibits Borrower from engaging in any business or competing anywhere in the world.

(nn)     “Net Income” shall mean, with respect to any period, the amount shown opposite the caption “Net Income” or a similar caption on the financial statements of Borrower, prepared in accordance with GAAP.

(oo)     “Obligations” shall mean all loans, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder), and any fees due to Lender under this Agreement or the other Loan Documents, any expenses incurred by Lender under this Agreement or the other Loan Documents, and any and all other liabilities and obligations of the Borrower to Lender, and the performance by the Borrower of all covenants, agreements and obligations of every nature and kind on the part of Borrower to be performed under this Agreement and any other Loan Documents.

6

(pp)     “Ordinary Course of Business” means the Ordinary Course of Business consistent with past custom and practice (including with respect to quantity, quality and frequency).

(qq)     “Payment Date” shall have the meaning given to it in Section 2.1(c) hereof.

(rr)       “Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business and other similar Liens imposed by law; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of Borrower taken as a whole or materially impair the use thereof in the operation of Borrower’s business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; and (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to Borrower by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts.

7

(ss)      “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

(tt)       “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(uu)     “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

(vv)     “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

(ww)    “Receipts” shall mean all revenues, receipts, receivables, Accounts, collections or any other funds at any time received or receivable by Borrower, or otherwise owing to Borrower, in connection with its business, operations or from any other source.

(xx)      “Receipts Collection Fee” shall mean a surcharge of 0.00% of all Receipts deposited into the Lock Box Account.

(yy)     “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(zz)      “Reserve Amount” shall mean an amount, expressed in Dollars, equal to twenty percent (20%) of the then applicable Revolving Loan Commitment.

(aaa)    “Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrower under and pursuant to Section 2.1 of this Agreement.

(bbb)   “Revolving Loan Availability” shall mean at any time the then applicable Revolving Loan Commitment.

(ccc)    “Revolving Loan Commitment” shall mean, on the Closing Date, Three Hundred Thousand and No/100 Dollars ($300,000.00), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean the amount to which Lender agrees to increase the Revolving Loan Commitment, up to Five Million and No/100 Dollars ($5,000,000.00), all as applicable pursuant to Section 2.1(b).

8

(ddd)   “Revolving Loan Maturity Date” shall mean the earlier of: (i) six (6) months from the Closing Date; (ii) upon prepayment of the Revolving Note by Borrower (subject to Section 2.1(d)(ii)); or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

(eee)    “Revolving Note” shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by Borrower in favor of Lender, in form substantially similar to that of Exhibit “B” attached hereto, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(fff)      “SEC” shall mean the United States Securities and Exchange Commission.

(ggg)   “Securities Act” shall mean the Securities Act of 1933, as amended.

(hhh)   “Security Agreement” shall mean a Security Agreement in favor of Lender, in form substantially similar to that of Exhibit “C” attached hereto.

(iii)      “Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(jjj)       “UCC” shall mean the Uniform Commercial Code in effect in Nevada from time to time.

(kkk)    “Validity Guaranties” shall mean the validity guaranties executed by such officers and directors of Borrower as Lender shall require, in Lender’s sole discretion, which shall be substantially in the form of Exhibit “D” attached hereto.

9

1.2          Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of any Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s accountants.

1.3          Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4          Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. Wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.” An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 14.3 hereof. References in this Agreement to any party shall include such party’s successors and permitted assigns. References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated. The term “Borrower” shall refer collectively to the Borrower and all of its Subsidiaries from time to time in existence, whether or not such Subsidiaries are made a part of this Agreement or not, and to each of them individually, in each case as the context may so require, it being the intent of the parties under this Agreement that all of the terms, conditions, provisions and representations hereof shall, to the greatest extent possible, apply equally to the Borrower and each of its Subsidiaries from time to time in existence, as if each term, covenant, provision and representation was separately made herein by each of them, except only with respect to any terms and provisions that deal directly with the issuance of any Common Stock, in which case the term Borrower shall mean and refer only to the Borrower as defined in the introductory paragraph to this Agreement. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

10

2.            REVOLVING LOAN FACILITY.

2.1          Revolving Loan.

(a)          Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrower may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrower may from time to time request up to the Revolving Loan Availability (and subject at all times to the amounts available to be borrowed in accordance with the Borrowing Base Certificate); provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower for the purpose of ongoing working capital purposes.

(b)          Increase to Revolving Loan Commitment. Borrower may request, from time to time, that the Revolving Loan Commitment be increased to up to Five Million Dollars ($5,000,000); and Lender, in its sole discretion, may make available Revolving Loan Commitment increases to Borrower. Lender’s election to increase the Revolving Loan Commitment from time to time may be granted or denied by Lender in its sole and absolute discretion, however, at a minimum, the following conditions must be satisfied, in Lender’s sole and absolute discretion:

(i)          no Event of Default shall have occurred or be continuing, or result from the applicable increase of the Revolving Loan Commitment;

(ii)         Borrower shall have executed and delivered a new or revised Revolving Note;

(iii)        After giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability; and

(iv)        Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts of the Borrower, or other Collateral required for the increase.

11

(c)          Revolving Loan Interest and Payments. Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans shall be repaid on or before the Revolving Loan Maturity Date. Principal amounts repaid on the Revolving Note may be re-borrowed. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. For purposes of calculating interest hereunder, such calculations shall be made based on the principal amount of the Revolving Loans outstanding hereunder from time to time, less the Reserve Amount then held by Lender in the Lock Box Account, if any. The Receipts Collection Fee and accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be payable on a weekly basis on the weekly anniversary date of the Closing Date, or such other date as Lender and Borrowers may agree upon, commencing on the first such date to occur after the date hereof and on the Revolving Loan Maturity Date (each a “Payment Date”). Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(d)          Revolving Loan Principal Repayments.

(i)          Mandatory Principal Prepayments; Overadvances. All Revolving Loans hereunder shall be repaid by Borrower on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrower shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. Lender shall apply funds (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer, the Receipts Collection Fee, and interest owed under Sections 2.1(c) and 2.4) received into the Lock Box Account as payment against the outstanding principal balance of the Revolving Loans on any Payment Date.

(ii)         Optional Prepayments. Borrower may, from time to time, prepay the Revolving Loan, in whole or in part, without premium or penalty.

12

(e)          Collections; Lock Box.

(i)          To the extent any Customers make or pay any Receipts to Borrower by a wire transfer or other form of electronic fund transfer, Borrower shall direct all of such Customers to make all such wire transfer or electronic fund transfer payments directly to the Lock Box Account. To the extent any Customers make or pay any Receipts to Borrower by any other form other than wire transfer or other form of electronic funds transfer (such as through a check), then Borrower shall direct all of its Customers to make all such payments and Receipts directly to a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the “Lock Box”). The parties recognize that in some instances, Customers of Borrower make payments to Borrower through the use of a credit or debit card, and that in certain instances, the “Payment Processing Companies” (as hereinafter defined) remit payments from such credit card or debit card transactions to an account designated by Borrower through user elections made by Borrower with such Payment Processing Companies through an online portal or management system controlled by the Borrower (the “Online Payment Systems”). In that regard, Borrower shall, prior to the Closing Date, modify its agreements with all credit/debit card payment processing companies with whom it has agreements or other payment processing relationships (the “Payment Processing Companies”), so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as, and when distributed or paid to Borrower, to be deposited directly into the Lock Box Account, rather than any other bank accounts of Borrower. It shall be a condition precedent to the making of any Revolving Loans hereunder that each of the Payment Processing Companies issue and deliver to Lender an estoppel certificate, disbursement direction or other similar document confirming and agreeing: (I) to the foregoing payment directions; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to Borrower, also be delivered to Lender. In the alternative, to the extent any applicable Payment Processing Companies use Online Payment Systems to control the follow of funds between the Payment Processing Borrower and the Borrower, then in such an instance, the Borrower shall, on or prior to the Closing Date, give full control of the Online Payment Systems to Lender, including allowing Lender to change the passwords to gain access to such Online Payment Systems (which passwords shall not be shared or made available to Borrower), so as to authorize and permit Lender and its representatives to designate the account to which any remittances from such Payment Processing Borrower are made, which account shall be the Lock Box Account, to prevent such payment instructions from being changed without Lender’s consent, and to otherwise grant full access and control to Lender to view and control all payments and remittances to and from such Online Payment Systems; provided, however, the parties recognize that the Online Payment System used or expected to be used by Borrower with Pay Pal is not active and in use as of the Closing Date, and accordingly, the Borrower hereby agrees that it shall give Lender at least three (3) Business Days’ prior written notice before the Online Payment System with Pay Pal is to become active and in use, so that Lender may gain access and control thereof as required hereby. Borrower hereby represents and warrants to Lender that the only Payment Processing Companies with whom the Borrower has any agreements or other payment processing relationships as of the Closing Date is PayPal. Borrower shall not enter into any other agreements with any other Payment Processing Companies, except for the Payment Processing Companies disclosed herein, without the prior written consent of Lender. Borrower hereby agrees to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the foregoing. Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the “Lock Box Account”), which Lock Box Account is and shall be maintained in Lender’s name, and into which all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers (whether directly or through any Payment Processing Companies), and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Borrower shall be deposited. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower, shall receive any monies, checks, notes, drafts or other payments or Receipts, the Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. Borrower and Lender agree that all payments made to such Lock Box Account, whether in respect of Receipts, as proceeds of Collateral, or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to any accrued but unpaid Receipts Collection Fee; (5) if at any time the Lender is not holding, in the Lock Box Account, an amount equal to at least the Reserve Amount, then all Receipts received into the Lock Box Account shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until the Reserve Amount is reached, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement as additional security for the Obligations; (6) to amounts payable pursuant to Section 2.1(d); and (7) upon the occurrence of an Event of Default, to Lender (including any Reserve Amount then in the Lock Box Account), to reduce the outstanding Revolving Loan balance to zero. Borrower agrees to pay all reasonable fees, costs and expenses in connection with opening and maintaining of the Lock Box, the Lock Box Account, or of creating, administering or switching any payment accounts with any of the Payment Processing Companies. All of such reasonable fees, costs and expenses, if not paid by Borrower within five (5) Business Days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the Default Rate. It is intended that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to Borrower, shall be deposited into the Lock Box Account, and if not deposited into the Lock Box Account, shall be remitted or endorsed by Borrower to Lender into the Lock Box Account, and, if that remittance or endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to remit or endorse the same on Borrower’s behalf. For purpose of this Section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact: (A) to endorse Borrower’s name upon said items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of Borrower; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to Borrower’s operating accounts, through Borrower’s online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; (D) to have access to any lock box or postal box into which Borrower’s mail is deposited, and open and process all mail addressed to Borrower and deposited therein; and (E) direct and otherwise deal with all Payment Processing Companies to insure that all payments and reserves as hereby contemplated are remitted to the Lock Box Account.

13

(ii)         Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Customer and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts or Receipts of Borrower or other amounts or Receipts owed to Borrower by suit or otherwise; (B) exercise all of the rights and remedies of Borrower with respect to proceedings brought to collect any Accounts or other amounts or Receipts owed to Borrower; (C) surrender, release or exchange all or any part of any Accounts or other amounts or Receipts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account of Borrower or other amount or Receipts owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to Borrower; and (F) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts or other amounts and receipts owed to Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrower’s expense, notify any Customers or any other parties obligated on any of the Accounts or Receipts due or payable to Borrower, to make payment directly to Lender of any amounts due or to become due thereunder.

14

(iii)        On a monthly basis, Lender shall deliver to Borrower an invoice and an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower, unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

2.2          Fees.

(a)          Intentionally Left Blank.

(b)          Asset Monitoring Fee. Borrower agrees to pay to Lender an asset monitoring fee (“Asset Monitoring Fee”)equal to One Thousand Five-Hundred and No/100 Dollars ($1,500.00), which shall be due and payable on the Closing Date, and thereafter on the first day of each calendar quarter during the term of this Agreement. The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 Dollars ($500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) per calendar quarter.

(c)          Transaction Advisory Fee. Borrower agree to pay to Lender a transaction advisory fee equal to four percent (4.0%)of the Revolving Loan Commitment as of the Closing Date, and two percent (2.0%)on the amount of any increase thereof pursuant to Section 2.1(b), which shall be due and payable on the Closing Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(d)          Due Diligence Fees. Borrower agrees to pay a due diligence fee equal to Ten Thousand and No/100 Dollars ($10,000.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e)          Document Review and Legal Fees. Borrower agrees to pay a document review and legal fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00)which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

15

(f)          Other Fees. Borrower also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement or any other Loan Documents (provided that there shall be no fees for the preparation and negotiation of this Agreement other than as specifically set forth in this Section 2.2); (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by Borrower to perform or observe any of the provisions of this Agreement or any of the Loan Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate. All of such costs and expenses shall be additional Obligations of the Borrower to Lender secured under the Loan Documents. The provisions of this Subsection shall survive the termination of this Agreement.

(g)          Intentionally Left Blank.

(h)          Investment Banking Fee.

(i)          Share Issuance. The Borrower shall pay to Lender a fee for investment banking and advisory services provided by the Lender to the Borrower prior to the Closing Date by issuing to Lender that number of shares of the Borrower’s Common Stock equal to a dollar amount of $100,000.00 (the “Share Value”). For purposes of determining the number of shares issuable to Lender under this Section 2.2(h)(the “Facility Fee Shares”), the Borrower’s Common Stock shall be valued at the average of the volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the date the Borrower executes this Agreement (the “Valuation Date”), as reported by Bloomberg (the “VWAP”). The Lender shall confirm to the Borrower in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Facility Fee Shares issuable to the Lender based on such price. If the Borrower’s transfer agent (the “Transfer Agent”)is participating in the Depository Trust Borrower (“DTC”)Fast Automated Securities Transfer (“FAST”)program, the Borrower shall cause the Transfer Agent to electronically transmit the Facility Fee Shares by crediting the account of the Lender’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”)system, and provide proof satisfactory to the Lender of such delivery within five (5) Business Days from the Effective Date. In the event that the Transfer Agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, within five (5) Business Days from the Effective Date, the Borrower shall instruct and cause its Transfer Agent to issue certificates representing the Facility Fee Shares issuable to the Lender simultaneously with the Borrower’s execution of this Agreement, and shall cause its Transfer Agent to deliver such certificates to Lender within fifteen (15) Business Days from the Effective Date. In the event such certificates representing the Facility Fee Shares issuable hereunder shall not be either credited to Lender’s broker with DTC or otherwise delivered to the Lender within said fifteen (15) Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents. The Facility Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s Common Stock. The Facility Fee Shares shall be deemed fully earned as of the date the Borrower executes this Agreement, regardless of the amount or number of Revolving Loans made hereunder. In the event the Lender elects to increase the Revolving Loan Commitment as permitted by this Agreement, the Borrower agrees to pay additional advisory service fees to Lender, either in cash or through the issuance of additional Facility Fee Shares in a similar manner as set forth in this Section 2.2(h)(and subject to similar adjustments as set forth in this Section 2.2(h)), at Lender’s sole discretion, provided, however, that any such additional advisory fees shall only be due for the first two (2) increases in the Revolving Loan Commitment, and further provided that the amount of such fees shall not exceed $50,000 for each of such increases, or $200,000 in the aggregate.

16

(ii)         Adjustments. It is the intention of the Borrower and Lender that by a date that is twelve (12) months after the Valuation Date (the “Twelve Month Valuation Date”)the Lender shall have generated net proceeds from the sale of the Facility Fee Shares equal to the Share Value. The Lender shall have the right to sell the Facility Fee Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws. At any time the Lender may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Lender has sold all Facility Fee Shares prior to such Twelve Month Valuation Date), the Lender may deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Facility Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Facility Fee Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Facility Fee Shares, the Lender shall have received total net funds equal to the Share Value. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Share Value, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Share Value. In the event the Lender receives net proceeds from the sale of Facility Fee Shares equal to the Share Value, and the Lender still has Facility Fee Shares remaining to be sold, the Lender shall return all such remaining Facility Fee Shares to the Borrower. In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue such additional shares in the same procedural manner and within the same required time frames as set forth in Section 2.2(h)(i)above. In the event such certificates representing such additional shares of Common Stock shall not be either credited to Lender’s broker with DTC or otherwise delivered to the Lender within said fifteen (15)Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents. Notwithstanding anything contained in this Section 2.2(h)to the contrary, at any time on or prior to the Twelve Month Valuation Date, but not thereafter (unless agreed to by the Lender), the Borrower shall have the right, at any time during such period, to redeem any Facility Fee Shares then in the Lender’s possession for an amount payable by the Borrower to Lender in cash equal to the Share Value, less any net cash proceeds received by the Lender from any previous sales of Facility Fee Shares. Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Facility Fee Shares in its possession back to the Borrower and otherwise undertake any required actions reasonably requested by Borrower to have such then remaining Facility Fee Shares returned to Borrower.

17

(iii)        Mandatory Redemption. Notwithstanding anything contained in this Agreement to the contrary, in the event the Lender has not realized net proceeds from the sale of Facility Fee Shares equal to at least the Share Value by the Twelve Month Valuation Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Facility Fee Shares then in Lender’s possession for cash equal to the Share Value, less any cash proceeds received by the Lender from any previous sales of Facility Fee Shares, if any. In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Facility Fee Shares in Lender’s possession for an amount of Dollars equal to the Share Value, less any cash proceeds received by the Lender from any previous sales of Facility Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

(iv)        Leak-Out Covenant; Short Sale Restriction. Notwithstanding anything contained in this Agreement to the contrary, so long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Lender agrees that it shall not, during any given calendar week, sell Facility Fee Shares in excess of twenty percent (20%)of the average weekly volume of the Common Stock on the Principal Trading Market over the immediately preceding calendar week, as reported by Bloomberg. Sales by Lender of the Facility Fee Shares shall only be made at the offer price. In addition, Lender represents that neither the Lender, nor of its Affiliates, has an open short position in the Common Stock as of the Effective Date, and the Lender agrees that so long as no Event of Default occurs, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Documents, while this Agreement remains in effect, Lender shall not, and Lender will cause its Affiliates not to, engage in any short sales of the Common Stock, or otherwise borrow any money using the Facility Fee Shares as collateral (margin transactions) or otherwise pledge or hypothecate the Facility Fee Shares.

(v)         Surviving Obligations. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, the Borrower agrees and acknowledges that notwithstanding the termination of this Agreement, or the payment in full of all of the Borrowers’ obligations hereunder or under any other Loan Documents, the Borrower’s obligations and liability under this Agreement and the other Loan Documents, and the Lender’s Lien and security interest on all Collateral, shall remain valid and effective and shall not be released or terminated, until the Borrower has fully complied with all of its obligations with respect to payment of the fees contemplated by this Section 2.2(h), and Lender has generated and received net proceeds from the sale of the Facility Fee Shares (or otherwise received equivalent payment thereof in cash as permitted hereunder) equal to the Share Value.

18

(i)           Matters with Respect to Common Stock.

(i)          Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Revolving Note, Lender has the right, at its discretion upon the occurrence of an Event of Default, to convert amounts due under the Revolving Note into Common Stock in accordance with the terms of the Revolving Note. In the event, for any reason, the Borrower fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Revolving Note (the “Conversion Shares”)to Lender in connection with the exercise by Lender of any of its conversion rights under the Revolving Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a “Conversion Notice” (as defined in the Revolving Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Revolving Note, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and to deliver such Conversion shares as more specifically set forth in the Revolving Note.

(ii)         Issuance of Additional Common Stock Under Section 2.2(h). The parties hereto acknowledge that pursuant to Section 2.2(h) above, the Borrower has agreed to issue, simultaneously with the execution of this Agreement and in the future, certain shares of the Borrower’s Common Stock in accordance with the terms of Section 2.2(h) above. In the event, for any reason, the Borrower fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Lender under Section 2.2(h), either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with Section 2.2(h) above, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue such shares of the Borrower’s Common Stock as directed by Lender, and deliver such shares of Common Stock in accordance with Section 2.2(h).

19

(iii)        Removal of Restrictive Legends. In the event that Lender has any shares of the Borrower’s Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, then the Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue any such shares without restrictive legends as instructed by Lender, and deliver such shares to Lender in the same manner as set forth in section 2.2(h) hereof, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower. If Borrower or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, and as permitted hereby, counsel to Lender renders any such required opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and in such circumstances, the restrictive legends or other restrictions are not removed and free-trading certificates are not delivered to Lender as required by this Agreement, then to the extent such shares of stock are eligible for re-sale (or re-issuance)under Rule 144, or otherwise could be lawfully transferred (or re-issued)without restrictions under applicable laws, the failure of Lender to receive such free-trading certificates within the time frames and as otherwise required by this Agreement shall be an immediate Event of Default under this Agreement and all other Loan Documents. At Closing, the Borrower shall provide a letter to the Lender, executed by the Transfer Agent, pursuant to which the Transfer Agent acknowledges that it has received irrevocable instructions from the Borrower, authorizing the Transfer Agent to rely on opinions and other certificates and instruments from Lender or its counsel, as permitted above, for purposes of having restrictive legends and other restrictions on the transfer of stock certificates removed, and further acknowledging that such instructions are irrevocable and cannot be altered, changed or withdrawn by the Borrower without Lender’s prior written approval, which approval may be given or withheld in Lender’s sole discretion.

(iv)        Authorized Agent of the Borrower. The Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Borrower’s duly authorized agent and attorney-in-fact for the Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of the Borrower under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Borrower’s Common Stock hereunder or under the Revolving Note. In this regard, the Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Borrower’s irrevocable authority for Lender and Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Borrower.

(v)         Injunction and Specific Performance. The Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Borrower of any provision of this Section 2.2(i), the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 2.2(i) by the Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 2.2(i).

20

2.3           Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees. On the Revolving Loan Maturity Date, so long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, Borrower shall have the right to request a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date for one (1) additional six (6) month period. To make such request, Borrower shall give written notice to Lender of Borrower’s request to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period on or before the Revolving Loan Maturity Date, and provided that no Event of Default exists, and that no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, Lender shall accept Borrower’s request for a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date, subject to execution by Borrower of any documents or instruments reasonably requested by Lender to evidence such extension.

2.4           Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.1(d) hereof. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5           Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs Lender, at Lender’s option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6           Discretionary Disbursements. Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Revolving Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

2.7           US Dollars; Currency Risk. All Receipts will be in Dollars. In the event Receipts are not in Dollars, Borrower shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction. Borrower hereby authorizes Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

21

3.            CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1           Intentionally Left Blank.

3.2           Loan Documents to be Executed by Borrower. As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement, Borrower shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)          Credit Agreement. An original of this Agreement duly executed by Borrower;

(b)          Revolving Note. An original Revolving Note duly executed by Borrower;

(c)          Security Agreement. An original of the Security Agreement dated as of the date of this Agreement, executed by Borrower;

(d)          Intentionally Left Blank.

(e)          Validity Guaranties. Validity Guarantees duly executed by such officers and directors of Borrower as Lender shall require;

(f)          Search Results. Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name Borrower, under its present name and any previous names, as debtors, together with copies of such financing statements;

(g)          Organizational and Authorization Documents. A certificate of the corporate secretary or other authorized officer of Borrower certifying and attaching: (i) copies of its articles of incorporation and bylaws; (ii) resolutions of the board of directors of Borrower, approving and authorizing Borrower’s issuance of the Revolving Note, and the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) the signatures and incumbency of the officers of Borrower executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein; and (iv) good standing certificate in the state of incorporation of Borrower and in each other state requested by Lender;

(h)          Insurance. Evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to this Agreement and the Security Agreement, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies;

22

(i)           Opinion of Counsel. A customary opinion of Borrower’s counsel, in form satisfactory to Lender; and

(j)           Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.3          Issuance of Stock. The Borrower shall have issued and delivered to Lender an irrevocable issuance instruction letter and board resolution, irrevocably authorizing the issuance of the Facility Fee Shares and irrevocably directing its Transfer Agent to issue and deliver the Facility Fee Shares to Lender or its designee.

3.4          Payment of Fees. Borrower shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.5          Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.6          Adverse Changes. There shall not have occurred any Material Adverse Effect.

3.7          Litigation. No pending claim, investigation, litigation or governmental proceeding shall have been instituted against Borrower or any of their respective Subsidiaries or any of their respective officers or shareholders.

3.8          Representations and Warranties. No representation or warranty of Borrower contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.9          Due Diligence. The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of Borrower’s historical performance and financial information, must be acceptable to Lender in its sole discretion. Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.10        Key Personnel Investigations. Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrower’s principals and management teams.

3.11        Repayment of Outstanding Indebtedness. Borrower shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

23

4.            NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower and payable to the order of Lender. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.            MANNER OF BORROWING.

5.1          Loan Requests. Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrower upon Borrower’s request, from any Person whose authority to so act has not been revoked by Borrower in writing previously received by Lender. Borrower may make requests for borrowing no more than one time every two (2) weeks up to the then applicable Revolving Loan Commitment; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion. A request for a Loan may only be made if no default or Event of Default shall have occurred or be continuing and shall be subject to: (i) Lender’s preparation of a Borrowing Base Certificate, showing that there is borrowing availability under the Revolving Loan Commitment and pursuant to a calculation of the Borrowing Base Amount; and (ii) Receipts deposited into the Lock Box Account and other Collateral being acceptable to Lender. In addition, a request for a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000.00).

5.2          Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from the President or Chief Executive Officer, or any other authorized representative of Borrower. Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and Borrower hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

6.            SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrower of the Obligations hereunder, Borrower grants, under and pursuant to the Security Agreement executed by Borrower dated as of the date hereof, to Lender, its successors and assigns, a continuing, first-priority, perfected security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral. At any time upon Lender’s request, Borrower shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

24

7.            REPRESENTATIONS AND WARRANTIES OF BORROWER.

To induce Lender to make the Loans, Borrower makes the following representations and warranties to Lender, each of which, except as set forth in the SEC Documents, shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1          Subsidiaries. Borrower does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person.

7.2          Borrower Organization and Name. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the full power and authority and all necessary Permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification, except where such failure to be so qualified would not result, in Lender’s sole but reasonable discretion, in a Material Adverse Effect. The exact legal name of Borrower is as set forth in the first paragraph of this Agreement, and Borrower does not currently conduct, nor has Borrower, during the last five (5) years conducted, business under any other name or trade name.

7.3          Authorization; Validity. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of Borrower, its board of directors, stockholders, or any other Person is necessary or required by Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of Borrower’s Articles of Incorporation, Bylaws, or other governing documents. All necessary and appropriate corporate action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note and the Facility Fee Shares. This Agreement and the Loan Documents are valid and binding agreements and contracts of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. Borrower does not know of any reason why Borrower cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

25

7.4           Capitalization. The authorized capital stock of Borrower consists of 309,000,000 shares, 259,000,000 of which are designated as Common Stock or Class B common stock, and 50,000,000 of which are designated as preferred stock (the “Preferred Stock”). As of the date hereof, Borrower has 3,917,129 shares of Common Stock and 9,000,000 shares of Class B common stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. In addition, there are 3,000,000 shares of Common Stock reserved for future issuance under the Borrower’s equity compensation plans for employees, and for issuances upon the exercise of currently outstanding options, warrants and other convertible securities, all of which are detailed in Schedule 7.4. All of the outstanding shares of capital stock of Borrower are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the date of this Agreement, no shares of Borrower’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by Borrower. The Common Stock is currently quoted on the OTC Bulletin Board under the trading symbol “SCRI”. The Borrower has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Borrower has maintained all requirements on its part for the continuation of such quotation. Except for the securities to be issued pursuant to this Agreement, and except as otherwise set forth in the SEC Documents or in Schedule 7.4, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Borrower or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Borrower or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of Borrower or any of its Subsidiaries, or by which Borrower or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to Borrower or any of its securities and there are no outstanding comment letters from the SEC, the Principal Trading Market, or any other Governmental Authority with respect to any securities of Borrower or any of its Subsidiaries; (iv) there are no agreements or arrangements under which Borrower or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act; (v) there are no financing statements filed with any Governmental Authority securing any obligations of Borrower or any of its Subsidiaries, or filed in connection with any assets or properties of Borrower or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of Borrower which contain any redemption or similar provisions, and there are no contracts or agreements by which Borrower is or may become bound to redeem a security of Borrower (except pursuant to this Agreement). Borrower has furnished to the Lender true, complete and correct copies of Borrower’s Certificate of Incorporation, as amended and as in effect on the date hereof and Borrower’s Bylaws, as in effect on the date hereof, and any other governing or organizational documents, as applicable. Except for the documents delivered to Lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of Borrower.

26

7.5           No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Facility Fee Shares, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws, or any other organizational or governing documents of Borrower; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which Borrower is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including United States federal and state securities laws and the rules and regulations of the Principal Trading Market); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Borrower or any of its assets. Borrower is not in violation of its Certificate of Incorporation, Bylaws, or other organizational or governing documents, as applicable, and Borrower is not in default or breach (and no event has occurred which with notice or lapse of time or both could put Borrower in default or breach) under, and Borrower has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which Borrower is a party or by which any property or assets of Borrower are bound or affected. No business of Borrower is being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, Borrower is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof, or to issue the Facility Fee Shares in accordance with the terms hereof. All consents and approvals which Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

7.6           Issuance of Securities. The Facility Fee Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Any shares issuable upon conversion of the Revolving Note, in accordance with the terms of the Revolving Note, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Assuming the accuracy of the Lender’s representations in Section 8 hereof, the issuance of the Facility Fee Shares and any shares issuable upon conversion of the Revolving Note is and will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

27

7.7           Compliance With Laws. The nature and transaction of Borrower’s business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned, leased, or occupied by Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8           Environmental Laws and Hazardous Substances. Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all applicable Environmental Laws, Borrower represents and warrants to Lender that, to its knowledge: (i) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of Borrower (whether or not owned by Borrower) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of Borrower comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any of same pending or, to Borrower’s knowledge, threatened; and (iv) Borrower does not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9           Collateral Representations. No Person other than Borrower, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

28

7.10         SEC Documents; Financial Statements. The Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and the Borrower has, except as provided in Schedule 7.10, timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC or any other Governmental Authority (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). Except as set forth in Schedule 7.10, the Borrower is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Borrower has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Borrower represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Lender, and Lender acknowledges that it may retrieve all SEC Documents from such website and Lender’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Lender; provided, however, that if Lender is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Lender’s control, then upon request from Lender, the Borrower shall deliver to Lender true and complete copies of such SEC Documents. The Borrower shall also deliver to Lender, upon request, true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the SEC that have been prepared but not filed with the SEC as of the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the SEC Documents (the “Financial Statements”)complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Borrower and all of its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of Borrower and its officers, no other information provided by or on behalf of Borrower to the Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.11        Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a)          There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)          Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by Borrower other than in the Ordinary Course of Business.

29

7.12         Litigation and Taxes. There is no Proceeding pending, or to Borrower’s knowledge, threatened, against Borrower or its officers, managers, members or shareholders, or against or affecting any of its assets. In addition, there is no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting Borrower, its business or assets. Borrower has not received any material complaint from any Customer, supplier, vendor or employee. Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of Borrower.

7.13         Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

7.14         ERISA Obligations. To the knowledge of Borrower, all Employee Plans of Borrower meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate Governmental Authority. To the knowledge of Borrower, Borrower has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15         Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could adversely affect the ability of Borrower to perform its obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.16         Liabilities and Indebtedness of the Borrower. Borrower does not have any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) liabilities and obligations incurred in the Ordinary Course of Business of Borrower since the date of the last Financial Statements filed by the Borrower with the SEC which do not or would not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000) or otherwise have a Material Adverse Effect.

7.17         Real Estate.

 (a)         Real Property Ownership. Except for the Borrower Leases, Borrower does not own any Real Property.

30

(b)          Real Property Leases. Except for ordinary office leases described in the SEC Documents (the “Borrower Leases”), Borrower does not lease any other Real Property. With respect to each of the Borrower Leases: (i) Borrower has been in peaceful possession of the property leased thereunder and neither Borrower nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by Borrower or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to Borrower which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Borrower Leases, or any of them, or have a Material Adverse Effect. Borrower has not violated nor breached any provision of any such Borrower Leases, and all obligations required to be performed by Borrower under any of such Borrower Leases have been fully, timely and properly performed, except where failure to so perform would not, in Lender’s sole but reasonable discretion, result in a Material Adverse Effect. Borrower has not received any written or oral notice to the effect that any of the Borrower Leases will not be renewed at the termination of the term of such Borrower Leases, or that the Borrower Leases will be renewed only at higher rents.

7.18         Material Contracts. An accurate, current and complete copy of each of the Material Contracts is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by Borrower which, if accepted, would create a Material Contract with Borrower. Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of Borrower and its officers, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any Lien, claim, charge or other encumbrance upon any of the assets or properties of Borrower. Further, Borrower has not received any notice, nor does Borrower have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.19         Title to Assets. Borrower has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all Liens, claims, charges or other encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the assets and properties of Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

31

7.20         Intellectual Property. Borrower owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. Borrower does not have any knowledge of any infringement by Borrower of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of Borrower, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to Borrower’s knowledge, being threatened against, Borrower regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and Borrower is not aware of any facts or circumstances which might give rise to any of the foregoing.

7.21         Labor and Employment Matters. Borrower is not involved in any labor dispute or, to the knowledge of Borrower, is any such dispute threatened. To the knowledge of the Borrower and its officers, none of the employees of Borrower is a member of a union and Borrower believes that its relations with its employees are good. To the knowledge of Borrower and its officers, Borrower has complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.22         Insurance. Borrower is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Borrower are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Borrower has complied with the provisions of such Insurance Policies. Borrower has not been refused any insurance coverage sought or applied for and Borrower does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of Borrower.

7.23         Permits. Borrower possesses all Permits necessary to conduct its business, and Borrower has not received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and Borrower is in full compliance with the respective requirements of all such Permits.

7.24         Lending Relationship. Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that Borrower has not relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.25         Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

32

7.26         Governmental Regulation. Borrower is not, nor after giving effect to any Loan, will be, subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act or the Investment Borrower Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.27         Bank Accounts. Schedule 7.27 sets forth, with respect to each account of Borrower with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.28         Places of Business. The principal place of business of Borrower is set forth on Schedule 7.28 and Borrower shall promptly notify Lender of any change in such location. Borrower will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the Ordinary Course of Business; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of Borrower.

7.29         Illegal Payments. Neither Borrower, nor any director, officer, member, manager, agent, employee or other Person acting on behalf of Borrower has, in the course of his actions for, or on behalf of, Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.30         Related Party Transactions. Except for arm’s length transactions pursuant to which Borrower makes payments in the Ordinary Course of Business upon terms no less favorable than Borrower could obtain from third parties, none of the officers, directors, managers, or employees of Borrower, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of Borrower (each a “Material Shareholder”), is presently a party to any transaction with Borrower (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of Borrower, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of Borrower or Material Shareholder is an officer, director, trustee or partner. There are no claims, demands, disputes or Proceedings of any nature or kind between Borrower and any officer, director or employee of Borrower or any Material Shareholder, or between any of them, relating to Borrower.

33

7.31         Internal Accounting Controls. Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.32         Brokerage Fees. Except for Meyers Associates, LP, there is no Person acting on behalf of Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. Meyers Associates, LP, a FINRA registered securities brokerage firm, shall be paid a finder’s fee by the Borrower, at Closing, in accordance with a separate agreement between the Borrower and Meyers Associates, LP, which fee shall not be greater than three percent (3%) of the initial Revolving Loan Commitment.

7.33         No General Solicitation. Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note.

7.34         No Integrated Offering. Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note, the Facility Fee Shares or any securities issuable upon conversion of the Revolving Note under the Securities Act or cause this offering of such securities to be integrated with prior offerings by Borrower for purposes of the Securities Act.

7.35         Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 8 below, no registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note as contemplated hereby.

7.36         Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

34

8.            REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Borrower, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1           Investment Purpose. Lender is acquiring the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note, for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

8.2           Accredited Lender Status. Lender is an “Accredited Lender” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

8.3           Reliance on Exemptions. Lender understands that the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note, are each being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Borrower are relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4           Information. Lender has been furnished with all materials relating to the business, finances and operations of Borrower and information deemed material by Lender to making an informed investment decision regarding the Revolving Note and Facility Fee Shares, which have been requested by Lender. Lender has been afforded the opportunity to ask questions of Borrower and its management. Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender’s right to rely on Borrower’s representations and warranties contained in Article 7 above or in any other Loan Documents. Lender understands that its investment in the Revolving Note and Facility Fee Shares involves a high degree of risk. Lender is in a position regarding Borrower, which, based upon economic bargaining power, enabled and enables Lender to obtain information from Borrower in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

8.5           No Governmental Review. Lender understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

8.6           Transfer or Resale. Lender understands that: (i) the Revolving Note, the Facility Fee Shares and the shares issuable upon conversion of the Revolving Note, have not been and are not being registered under the Securities Act or any other foreign or state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; or (B) Lender shall have delivered to Borrower an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; and (ii) neither Borrower nor any other Person is under any obligation to register such securities under the Securities Act or any foreign or state securities laws or to comply with the terms and conditions of any exemption thereunder, except as otherwise set forth in this Agreement.

35

8.7           Intentionally Left Blank.

8.8           Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.9           Intentionally Left Blank.

8.10         Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note and is not prohibited from doing so.

8.11         No Legal Advice from Borrower. Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrower or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction; provided, however, the foregoing shall not modify, amend or affect Lender’s right to rely on Borrower’s representations and warranties contained in Article 7 above or in any other Loan Documents.

9.            NEGATIVE COVENANTS.

9.1          Indebtedness. Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)           the Obligations;

(b)          endorsement for collection or deposit of any commercial paper secured in the Ordinary Course of Business;

(c)          obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)          obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; provided that, any management or similar fees payable by Borrower shall be fully subordinated in right of payment to the prior payment in full of the Loans made hereunder;

36

(e)          obligations existing on the date hereof which are disclosed on the Financial Statements;

(f)           unsecured intercompany Funded Indebtedness incurred in the Ordinary Course of Business;

(g)          Funded Indebtedness existing on the Closing Date and set forth in the Financial Statements, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(h)          Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (g) of the definition thereof not to exceed $250,000 in the aggregate at any time;

(i)           Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(j)           Contingent Liabilities incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(k)          Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies; and

(l)           Unsecured Funded Indebtedness incurred after the Closing Date; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default.

9.2          Encumbrances. Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrower or their Subsidiaries; whether owned at the date hereof or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

9.3          Investments. Borrower shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except following:

(a)           The stock or other ownership interests in a Subsidiary existing as of the Closing Date;

37

(b)           investments in direct obligations of the United States or any state in the United States;

(c)           trade credit extended by Borrower in the Ordinary Course of Business;

(d)           investments in securities of Customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Customers;

(e)           investments existing on the Closing Date and set forth in the Financial Statements;

(f)           Contingent Liabilities permitted pursuant to Section 9.1; or

(g)          Capital Expenditures permitted under Section 9.5.

9.4          Transfer; Merger. Borrower shall not, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that Borrower may:

(a)           sell or lease Inventory and Equipment in the Ordinary Course of Business;

(b)           upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of Borrower may merge with (so long as the Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to Borrower;

(c)           dispose of used, worn-out or surplus equipment in the Ordinary Course of Business;

(d)           discount or write-off overdue Accounts for collection in the Ordinary Course of Business;

(e)           sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the Ordinary Course of Business; and

(f)            grant Permitted Liens.

9.5          Capital Expenditures. Without Lender’s prior consent, Borrower shall not make or incur obligations for any Capital Expenditures in any fiscal year.

9.6          Issuance of Stock. Borrower shall have the ability to issue additional capital stock, including securities convertible or exercisable into Common Stock, without the prior written consent of Lender, so long as: (i) Borrower provides written notice to Lender of any such issuance no less than 48 hours prior to such issuance; and (ii) no such issuance shall cause a Change in Control or otherwise include provisions or requirements for the addition or removal of any officers or directors of the Borrower.

38

9.7          Distributions; Restricted Payments. Borrower shall not: (i) purchase or redeem any shares of its stock or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose or make any distribution to its shareholders, make any distribution of its property or assets or make any loans, advances or extensions of credit to, or investments in, any Persons, including, without limitation, Borrower’s Affiliates, officers, partners, employees or Material Shareholders, without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than as permitted hereunder; or (iii) increase the annual salary paid to any officers of Borrower as of the Closing Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Closing Date, a copy of which has been delivered to and approved by the Lender.

9.8          Use of Proceeds. Borrower shall not use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender. In addition, Borrower shall not use any portion of the proceeds of the Loans, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any Funded Indebtedness of Borrower or any Subsidiaries or Affiliates thereof existing as of the Effective Date, or otherwise created thereafter, if permitted under this Agreement; (ii) to pay any taxes of any nature or kind that may be due by Borrower or any Subsidiaries or Affiliates thereof; (iii) to pay any obligations or liabilities of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of Borrower or any Subsidiaries or Affiliates thereof. Borrower shall only use any portion of the proceeds of the Loans for the purposes set forth in a “Use of Proceeds Confirmation” to be executed by Borrower on the Closing Date, unless Borrower obtains the prior written consent of Lender to use proceeds of Loans for any other purpose, which consent may be granted or withheld by Lender in its sole and absolute discretion.

9.9          Business Activities; Change of Legal Status and Organizational Documents. Borrower shall not: (i) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto; (ii) change its name, its type of organization, its jurisdictions of organization or other legal structure; or (iii) permit its Articles of Incorporation, Bylaws, or other organizational documents to be amended or modified in any way which could reasonably be expected to adversely affect the interests of Lender.

9.10        Transactions with Affiliates. Borrower shall not enter into any transaction with any of its Affiliates, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to Borrower than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of Borrower.

9.11        Bank Accounts. Borrower shall not maintain any bank, deposit or credit card payment processing accounts with any financial institution, Payment Processing Companies, or any other Person, for Borrower or any Affiliate of Borrower, other than Borrower’s accounts listed in the attached Schedule 7.27, and other than the Lock Box Account established pursuant to this Agreement. Specifically, Borrower shall not change, modify, close or otherwise affect the Lock Box Account or any of the other accounts listed in Schedule 7.27, without Lender’s prior written approval, which approval may be withheld or conditioned in Lender’s sole and absolute discretion.

39

10.          AFFIRMATIVE COVENANTS.

10.1        Compliance with Regulatory Requirements. Upon demand by Lender, Borrower shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.

10.2        Corporate Existence. Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting.

10.3        Maintain Property. Borrower shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Borrower shall permit Lender to examine and inspect such plant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default, Lender shall, at Borrower’s expense, have the right to make additional inspections without providing advance notice.

10.4        Maintain Insurance. Borrower shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by Borrower which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the date of the funding of any Loans under this Agreement, Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of Borrower, shall identify Lender as sole/lender’s loss payee and as an additional insured. In the event Borrower fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable. This insurance coverage: (i) may, but need not, protect Borrower’s interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, Borrower in connection with such property, including, but not limited to, the Collateral. Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by Borrower to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by Borrower.

40

10.5        Tax Liabilities.

(a)          Borrower shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)          Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes imposed by the State of Florida and any other jurisdiction in connection with the execution of this Agreement, the Security Agreement and the Revolving Note.

10.6        ERISA Liabilities; Employee Plans. Borrower shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

41

10.7        Financial Statements. Borrower shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of Borrower as Lender may from time to time request or require, including, but not limited to:

(a)          If the Revolving Loan Maturity Date is extended beyond the original term, as soon as available, and in any event, within one hundred five (105) days after the close of each fiscal year, a copy of the annual audited financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b)          as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of Borrower;

(c)          as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of Borrower.

No change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender. Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of Borrower in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of Borrower and make extracts therefrom. Borrower shall at all times comply with all reporting requirements of the SEC to the extent applicable.

Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

42

10.8        Additional Reporting Requirements. Borrower shall provide the following reports and statements to Lender as follows:

(a)           On the Closing Date, Borrower shall provide to Lender an income statement projection showing, in reasonable detail, the Borrower’s income statement projections for the twelve (12) calendar months following the Closing Date (the “Income Projections”). In addition, on the first (1st) day of every calendar month after the Closing Date, the Borrower shall provide to Lender a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Borrower to submit to Lender written explanations as to the nature and circumstances for the variance.

(b)           Borrower shall submit to Lender true and correct copies of all bank statements received by Borrower within five (5) days after Borrower’s receipt thereof from its bank.

(c)           Promptly upon receipt thereof, Borrower shall provide to Lender copies of interim and supplemental reports, if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of Borrower.

10.9        Aged Accounts/Payables Schedules. Borrower shall, within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the Accounts of Borrower, listing the name and amount due from each Customer and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of Borrower. Borrower shall, within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of Borrower, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of Borrower.

10.10      Failure to Provide Reports. If at any time during the term of this Agreement, Borrower shall fail to timely provide any reports required to be provided by Borrower to Lender under this Agreement or any other Loan Document, in addition to all other rights and remedies that Lender may have under this Agreement and the other Loan Documents, Lender shall have the right to require, at each instance of any such failure, upon written notice to Borrower, that the Borrower redeem Facility Fee Shares, for cash, in an amount equal to 8.33% of the Share Value for each failure to provide reports as required hereby, which cash redemption payment shall be due and payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

10.11      Covenant Compliance. Borrower shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrower with the covenants therein, and certified as accurate by the President or Chief Financial Officer of Borrower.

43

10.12      Continued Due Diligence/Field Audits. Borrower acknowledges that during the term of this Agreement, Lender and its agents and representatives undertake ongoing and continuing due diligence reviews of Borrower and its business and operations. Such ongoing due diligence reviews may include, and Borrower does hereby allow Lender, to conduct site visits and field examinations of the office locations of Borrower, and the assets and records of Borrower, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion. In this regard, in order to cover Lender’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Lender may undertake from time to time while this Agreement is in effect, the Borrower shall pay to Lender, either quarterly or yearly, at Lender’s discretion, and within five (5) Business Days after receipt of an invoice or demand therefor from Lender, a fee of up to $2,000 per quarter to cover such ongoing expenses. Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Loan Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Lender may conduct site visits, field examinations and other ongoing reviews of Borrower’s records, assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of Borrower.

10.13      Notice and Other Reports. Borrower shall provide prompt written notice to Lender if at any time Borrower fails to comply with Section 11 herein. In addition, Borrower shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14      Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by Borrower indicating that Lender has a Lien in such Chattel Paper.

10.15      Notice of Proceedings. Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of Borrower, give written notice to Lender of all threatened or pending actions, suits, and all Proceedings before any court or any other Governmental Authority which may have a Material Adverse Effect.

10.16      Notice of Default. Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17      Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any Subsidiary or Affiliate of Borrower, Borrower shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of Borrower of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

44

10.18      Reporting Status; Listing. So long as this Agreement remains in effect, and for so long as Lender owns, legally or beneficially, any of the Facility Fee Shares or other shares of Common Stock, the Borrower shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities laws and regulations thereof applicable to the Borrower of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Lender promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Facility Fee Shares and any other shares of the Borrower’s Common Stock issuable to Lender under any Loan Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Borrower shall comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Borrower shall promptly provide to Lender copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

10.19      Rule 144. With a view to making available to Lender the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Lender to sell the Facility Fee Shares or other shares of Common Stock issuable to Lender under any Loan Documents to the public without registration, the Borrower represents and warrants that: (i) the Borrower is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Borrower has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Borrower was required to file such reports); (iii) the Borrower is not an issuer defined as a “Shell Borrower” (as hereinafter defined); and (iv) if the Borrower has, at any time, been an issuer defined as a Shell Borrower, the Borrower has: (A) not been an issuer defined as a Shell Borrower for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date). For the purposes hereof, the term “Shell Borrower” shall mean an issuer that meets the description defined under Rule 144. In addition, so long as Lender owns, legally or beneficially, any securities of the Borrower, the Borrower shall, at its sole expense:

(a)          Make, keep and ensure that adequate current public information with respect to the Borrower, as required in accordance with Rule 144, is publicly available;

(b)          furnish to the Lender, promptly upon reasonable request: (A) a written statement by the Borrower that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Lender to permit the Lender to sell any of the Facility Fee Shares or other shares of Common Stock acquired hereunder or under the Revolving Note pursuant to Rule 144 without limitation or restriction; and

45

(c)          promptly at the request of Lender, give the Borrower’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Lender of a certificate (a “Rule 144 Certificate”) certifying that Lender’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Facility Fee Shares or shares of Common Stock issuable upon conversion of the Revolving Note which Lender proposes to sell (or any portion of such shares which Lender is not presently selling, but for which Lender desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Borrower or its counsel (or from Lender and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Lender or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Lender’s request, the Borrower shall, provided the Securities Being Sold are eligible for re-sale under Rule 144, have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Lender of any Securities Being Sold, the Borrower shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, all at the Borrower’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Lender in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Lender, shall be paid by the Borrower, and if not paid by the Borrower, the Lender may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Borrower to Lender immediately upon demand therefor, and all such amounts advanced by the Lender shall be additional Obligations due under this Agreement and the Revolving Note and secured under the Loan Documents. In the event that the Borrower and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, then the Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, transfer or re-issue any such Securities Being Sold as instructed by Lender and its counsel. If Borrower or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, and as permitted hereby, counsel to Lender renders any such required Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, and in such circumstances, the restrictive legends or other restrictions are not removed and free-trading certificates for the Securities Being Sold are not transferred (or re-issued) as required by this Agreement, then to the extent such Securities Being Sold are eligible for re-sale (or re-issuance) under Rule 144, or otherwise could be lawfully transferred (or re-issued) without restrictions under applicable laws, the failure of Lender to receive such free-trading certificates within the time frames and as otherwise required by this Agreement shall be an immediate Event of Default under this Agreement and all other Loan Documents.

46

10.20      Reservation of Shares. The Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Revolving Note in accordance with its terms (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Revolving Note then outstanding, the Borrower shall increase the Share Reserve accordingly. If the Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Borrower shall call and hold a special meeting of the shareholders within sixty (60) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized. Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

11.          FINANCIAL COVENANTS.

11.1        Revenue Covenant. For each calendar quarter while this Agreement remains in effect, Borrower shall have sales revenues that are not less than seventy-five percent (75%) of the sales revenues shown on the most recent of the Financial Statements.

12.          EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

12.1        Nonpayment of Obligations. Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

47

12.2        Misrepresentation. Any written warranty, representation, certificate or statement of Borrower in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

12.3        Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12), which failure to perform or default in performance continues for a period of fifteen (15) days after Borrower receives notice or knowledge from any source of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s sole but reasonable discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

12.4        Default under Loan Documents. Any failure to perform or default in the performance by Borrower that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

12.5        Default under Other Obligations. Any default by Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto, or in the performance of any other term, condition or covenant contained in any other agreement, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on Borrower.

12.6        Assignment for Creditors. Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of Borrower is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against Borrower, Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

12.7        Bankruptcy. Any proceeding involving Borrower, is commenced by or against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against Borrower: (i) Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

48

12.8        Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of Borrower for an amount in excess of $50,000 and such judgment or other process would have a Material Adverse Effect on the ability of Borrower to perform under this Agreement or under the Loan Documents, as determined by Lender in its sole discretion, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

12.9        Material Adverse Effect. A Material Adverse Effect shall occur.

12.10      Change in Control. Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of Borrower (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, Borrower provides Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control, and such individual or individuals shall be acceptable to Lender, in Lender’s sole discretion.

12.11      Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by Borrower to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

13.          REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, “Assignment for Creditors”, or Section 12.7, “Bankruptcy”, all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of the Borrower or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

49

No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.          MISCELLANEOUS.

14.1        Obligations Absolute. None of the following shall affect the Obligations of Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)          acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)          release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrower);

(c)          release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d)          failure of Lender to resort to any other security or to pursue Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2        Entire Agreement. This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the Borrower and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Borrower and Lender. No promises, either expressed or implied, exist between the Borrower and Lender, unless contained herein or in the Loan Documents. This Agreement and the Loan Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

50

14.3        Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4        WAIVER OF DEFENSES. THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE BORROWER WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.5        WAIVER OF JURY TRIAL. LENDER AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER (OR EITHER GUARANTOR) ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.6        JURISDICTION. TO INDUCE LENDER TO MAKE THE LOANS, BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE REVOLVING NOTE, ANY OTHER AGREEMENT WITH LENDER OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE COUNTY OF CLARK, NEVADA, PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

51

14.7        Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Note, any Loan Document, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, Lender may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion. This Agreement shall be binding upon Lender and the Borrower and their respective legal representatives, successors and permitted assigns. All references herein to a Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.8        Confidentiality. Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.9        Publicity. Borrower and Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that Borrower shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, Borrower shall use its best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.

14.10      Binding Effect. This Agreement shall become effective upon execution by Borrower and Lender.

14.11      Governing Law. This Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

14.12      Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.13      Survival of Borrower’s Representations. All covenants, agreements, representations and warranties made by Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as Borrower has fulfilled all of its Obligations to Lender, and Lender has been indefeasibly paid in full. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

52

14.14      Extensions of Lender’s Commitment and the Revolving Note. This Agreement shall secure and govern the terms of any extensions or renewals of Lender’s commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.15      Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

14.16      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.17      Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by Borrower and has been delivered to Lender by a properly authorized representative of Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

14.18      Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances:

53

If to any Borrower:	Social Reality, Inc.
P.O. Box 1010
Santa Monica, CA 90406
Attention: Mr. Christopher Miglino, CEO
E-Mail: Chris@socialreality.com

With a copy to:	Raul Silvestre, Esq.
31200 Via Collins, Suite 200
Westlake Village, CA 91362
E-Mail: rsilvestre@silvestrelaw.com

If to the Investor:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, Florida 33020
Attention: Robert Press, Director
Telephone:(786) 323-1650
Facsimile: (786) 323-1651
E-Mail: bpress@trafcap.com

With a Copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, Florida 33487
Telephone:(561) 672-8330
Facsimile: (561) 672-8301
E-Mail: david@dkpalaw.com

14.19      Indemnification. Borrower agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender; provided, however, that Borrower shall not have any obligations hereunder to any Lender Indemnitee with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Lender Indemnitee. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

54

14.20      Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Borrower hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date, including, without limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into by Borrower with Lender and any and all claims that Borrower does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents.

14.21      Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

14.22      Compliance with Federal Law. The Borrower shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply, and cause Borrower’s Subsidiaries to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended. As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS.]

55

IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement as of the date first above written.

BORROWER:

SOCIAL REALITY, INC.,
a Delaware corporation

By:
Name:
Title:

LENDER:
TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Robert Press, Director

56

Exhibit A

Form of Covenant Compliance Certificate

FORM OF COMPLIANCE CERTIFICATE

TCA Global Credit Master Fund, LP

1404 Rodman Street

Hollywood, Florida 33020

Attention:  Bob Press

Facsimile:  786-323-1651

Re:	SOCIAL REALITY, INC., a Delaware corporation (the “Borrower”) Covenant Compliance Certificate for the Period Ending on _______________, 2012 (the “Reporting Date”)

Dear Bob:

Reference is made to that certain Credit Agreement, dated as of December 31, 2012 (the “Credit Agreement”), by and among Borrower and TCA Global Credit Master Fund, LP (“Lender”). Capitalized terms used, but not defined, herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 10.11 of the Credit Agreement, the undersigned, the President or other chief executive of the Borrower, hereby certifies to Lender that: (a) all representations and warranties in Section 7 of the Credit Agreement are true and correct as of the Reporting Date; (b) the undersigned has no knowledge of any default or Event of Default under the Credit Agreement or any other Loan Documents that has not been cured or waived, except as set forth on Schedule 1 attached hereto; (c) Borrower is in compliance with the financial covenants contained in Section 11 of the Credit Agreement; (d) to the best of the undersigned’s knowledge, Borrower has, in all material respects, observed and performed all of its other covenants and other agreements, and has satisfied every condition contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by it during the calendar month ending on the Reporting Date; and (e) attached hereto as Schedule 2 are the computations necessary to determine that Borrower is in compliance with Section 11 of the Credit Agreement as of the Reporting Date referenced above.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned President, Manager or other chief executive of each Borrower hereby certifies to the above as of the Reporting Date.

SOCIAL REALITY, INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Events of Default

Schedule 2 to Compliance Certificate

1.	Positive EBITDA (Section 11.1)

As of the Reporting Date:

(a)          Borrower is required to have a positive EBITDA.

(b)          Borrower’s EBITDA as of the Reporting Date is: [$_____________].

(c)          Borrower [is/is not] in compliance with the applicable EBITDA requirement set forth in Section 11.1 of the Credit Agreement.

Please provide calculations below or on an attached sheet.

2.	Revenue Covenant (Section 11.2):

As of the Reporting Date:

(a)	For each calendar quarter while the Credit Agreement remains in effect, Borrower is required to have sales revenues that are not less than seventy-five percent (75%) of the sales revenues shown on the most recent financial statements provided by Borrower to Lender (or otherwise filed with the SEC).

(b)	Borrower hereby certifies that as of the Reporting Date, Borrower’s sales revenues are $_____________, and based on such numbers and expected revenue through the end of the quarter, Borrower [expects/does not expect] to be in compliance with the revenue covenant set forth in Section 11.2 of the Credit Agreement as of the end of the next upcoming calendar quarter.

Please provide calculations below or on an attached sheet.

Exhibit B

Form of Revolving Note

Exhibit C

Form of Security Agreement

Exhibit D

Form of Validity Guaranties

VALIDITY GUARANTY

This Validity Guaranty, dated as of December 31, 2012 and made effective as of February 22, 2013 (the “Validity Guaranty”), is made by Christopher Miglino, an individual (the “Undersigned”), for the benefit of TCA Global Credit Master Fund, LP (the “Lender”).

RECITALS

A.         Lender and Social Reality, Inc., a Delaware corporation (“Borrower”) are parties to that certain Credit Agreement dated as of the date hereof (the “Credit Agreement”) pursuant to which Lender agreed to extend credit and make certain financial accommodations to Borrower.

B.          The Undersigned is the CEO and President of the Borrower.

C.         As a condition to entering into the Credit Agreement and extending such financial accommodations to Borrower, Lender has required the execution and delivery of this Validity Guaranty by the Undersigned.

NOW THEREFORE, the Undersigned, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.           Definitions. Capitalized terms used in this Validity Guaranty shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein.

2.           Guaranty. The Undersigned, jointly and severally if more than one, do hereby absolutely and unconditionally, represent, warrant and guarantee to Lender that:

(a)         All Receipts and other monies, checks, notes, drafts or other payments receivable or received by the Borrower shall be deposited into the Lock Box Account and otherwise used only in accordance with the terms of the Credit Agreement.

(b)         All reports, schedules, certificates, and other information from time to time delivered or otherwise reported to Lender by Borrower, including, without limitation, all financial statements, tax returns, and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

(c)         All representations and warranties made by the Borrower in the Credit Agreement, and any other documents or instruments executed in connection with the Credit Agreement, are complete, correct, and accurate in all material respects and do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1

(d)         The Undersigned may from time to time, sign and deliver reports (including, without limitation, those specifically mentioned above) or otherwise deliver any such information to Lender as Lender may request, and the Undersigned that he is duly authorized to deliver same to Lender on behalf of Borrower.

(e)         All Collateral: (i) will be owned by Borrower and will be possessed by Borrower or its agent; (ii) will not be subject to any lien or security interest except as permitted by Lender; and (iii) will be maintained only at the locations designated in the Credit Agreement or Security Agreement, unless Borrower obtains Lender’s prior written consent.

3.           Consideration for Guaranty. The Undersigned acknowledges and agrees with Lender that, but for the execution and delivery of this Validity Guaranty by the Undersigned, Lender would not have entered into the Credit Agreement. The Undersigned acknowledges and agrees that the loans and other extensions of credit made to Borrower by Lender under the Credit Agreement will result in significant benefits to the Undersigned.

4.           Indemnification. The Undersigned, jointly and severally if more than one, hereby agrees and undertakes to indemnify, defend, and save Lender free and harmless of and from any damage, loss, and expense (including, without limitation, reasonable attorneys’ fees and costs) which Lender may sustain or incur, directly or indirectly, as a result of any breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained herein, it being acknowledged that if there is no breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained in this Validity Guaranty by the Undersigned, then the Undersigned shall have no liability hereunder solely as a result of Borrower’s failure to pay monies due under the Credit Agreement. The Undersigned’s liability hereunder is direct and unconditional. Upon the occurrence of a breach or default of any of the representations, warranties or covenants in Section 2 above, the Lender may enforce this Validity Guaranty independently of any other remedy or security Lender at any time may have or hold under the Credit Agreement or other Loan Documents, and it shall not be necessary for Lender to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Validity Guaranty.

5.           Cumulative Remedies. Lender’s rights and remedies hereunder are cumulative of all other rights and remedies which Lender may now or hereafter have with respect to the Undersigned, Borrower, or any other Person.

6.           Borrower’s Financial Condition. The Undersigned acknowledges that he has reviewed and is familiar with the Loan Documents and is familiar with the operations and financial condition of Borrower, and agrees that Lender shall not have any duty or obligation to communicate to the Undersigned any information regarding Borrower’s financial condition or affairs.

7.           Assignability. This Validity Guaranty shall be binding upon the Undersigned and shall inure to the benefit of Lender and its successors or assigns. Lender may at any time assign Lender’s rights in this Validity Guaranty.

8.           Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date as all amounts owing by Borrower to Lender shall have been paid in full in cash and all commitments of Lender to lend under the Credit Agreement have terminated or expired and all obligations of Lender with respect to any of the Obligations shall have terminated or expired.

2

9.           Further Assurances. The Undersigned agrees that he will cooperate with Lender at all times in connection with any actions taken by Lender pursuant to the Credit Agreement to monitor, administer, enforce, or collect the Collateral. In the event Borrower should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any Obligations remain outstanding, the Undersigned agrees that he shall assist Lender in connection with any such action, as Lender may request.

10.         Choice Of Law and Venue Selection. All terms and provisions hereof and the rights and obligations of the Undersigned and Lender hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles. The Undersigned hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in Clark County, Nevada, and agree and consent that service of process may be made upon the Undersigned in any legal proceeding relating to this Validity Guaranty or any other relationship between Lender and the Undersigned. Any judicial proceeding by the Undersigned against Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connection with this Validity Guaranty or any Loan Document shall be brought only in a state or federal court in Clark County, Nevada, having jurisdiction. The Undersigned hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper. Nothing herein shall limit the right of Lender to bring proceedings against the Undersigned in the courts of any other jurisdiction.

11.         WAIVER OF JURY TRIAL. THE UNDERSIGNED AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND LENDER OR AMONG BORROWER, THE UNDERSIGNED, AND LENDER AND/OR LENDER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP AMONG LENDER, THE UNDERSIGNED, BORROWER, AND/OR ANY AFFILIATE OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.

12.         ADVICE OF COUNSEL. THE UNDERSIGNED ACKNOWLEDGE THAT EACH OF THEM HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY GUARANTY.

13.         Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original this Validity Guaranty which is sent to Lender via facsimile, .pdf, or other electronic transmission.

[SIGNATURE PAGE TO FOLLOW]

3

The Undersigned has executed this Validity Guaranty as of the date first above written.

By:
Name: Christopher Miglino

Validity Guaranty Signature Page

4